Exhibit 23














INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-39874, No. 33-49720, No. 33-49722, No. 33-67830 and No. 33-82102 of Kinnard
Investments, Inc. on Form S-8, and No. 33-42071 and No. 33-72914 of Kinnard Investments, Inc. on Form S-3 of our report dated February 2, 1996 on the consolidated financial statements and schedule of Kinnard Investments, Inc., appearing in this Annual Report on Form 10-K of Kinnard Investments, Inc. and its subsidiaries for the year ended December 31, 1995.


                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
March 22, 1996